UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 29, 2006, Nucor Corporation (“Nucor”) announced that it had entered into a definitive Support Agreement (the “Support Agreement”) with Harris Steel Group Inc. (“Harris Steel”). Pursuant to the Support Agreement, Nucor Canadian Holdings, ULC, a wholly owned indirect subsidiary of Nucor (“NCH”), commenced a cash tender offer (the “Offer”) for all of the outstanding common shares of Harris Steel at an offer price of C$46.25 per share.

All of the conditions of the Offer were satisfied prior to its expiration, and on March 2, 2007 NCH took up all of the Harris Steel common shares that were validly deposited to the Offer. Payment for such Harris Steel common shares in the amount of C$1,202,417,305 is expected to be made as soon as practicable and in any event no later than Wednesday, March 7, 2007. Nucor now beneficially owns 25,998,212 common shares of Harris Steel or approximately 96.5% of the issued and outstanding common shares of Harris Steel.

A copy of the press release issued by Nucor and Harris Steel on March 2, 2007 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	News Release of Nucor Corporation and Harris Steel Group Inc., issued March 2, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated: March 2, 2007

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release of Nucor Corporation and Harris Steel Group Inc., issued March 2, 2007

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